                                                                    Exhibit 99.1

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AMERICAN ITALIAN PASTA COMPANY                                          -NEWS
                                                                        -RELEASE

Contact:
George Shadid -
EVP & Chief Financial Officer
816-584-5621
gshadid@aipc.com

FOR IMMEDIATE RELEASE

                         American Italian Pasta Company
                            Retains Alvarez & Marsal

           Jim Fogarty of A&M Appointed as Co-Chief Executive Officer

                     Overview of Company Liquidity Provided

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KANSAS  CITY,  MO,  September  29,  2005  ---  American  Italian  Pasta  Company
(NYSE:PLB)  today announced that it has retained the management  consulting firm
Alvarez & Marsal  (A&M).  The Company  also  announced  the  appointment  of Jim
Fogarty of A&M as  Co-Chief  Executive  Officer.  The Company  also  provided an overview of the Company's current liquidity.

Retention of Alvarez and Marsal:

A&M will partner with the  Company's  leadership  team to evaluate its strategic plan, implement various business initiatives and drive performance  improvement.
A focus of the A&M team will be to  improve  the  performance  of the  Company's portfolio  of pasta  brands and to solidify and improve its position as a leader in providing food service, industrial and private label dry pasta products.

The Company noted that Mr.  Fogarty and A&M were  retained  based on their solid
record  of  assisting  in  successful  financial  and  operational   performance
improvement programs, including their substantial experience in consumer branded products.

Mr. Fogarty joined A&M in 1994 and currently serves as a Managing  Director.  He has worked in a variety of management and advisory roles in several  industries, most recently serving in a senior executive position with Levi Strauss & Co. and prior to that as a senior executive of the Warnaco Group.

                                     -more-

AIPC
September 29, 2005

Overview of Company Liquidity:

The  Company  also  provided  an  overview  of its  current  liquidity  and debt position.  As of September 28, 2005,  total debt was $281.5  million,  including
$276.7 million under its bank credit agreement.  Total debt, less cash, stood at
$273.4  million.  As of September 28, 2005, the company had liquidity  resources totaling approximately $20.9 million,  reflecting  availability of approximately
$12.8  million under its revolving  credit  agreement and cash of  approximately
$8.1  million.  The Company also noted that amounts  owed to its  suppliers  and vendors are currently within  established credit terms. The Company continues to expect  that  net cash  flow to be  generated  from  operations,  combined  with liquidity resources, will be sufficient to meet its expected operating needs for the upcoming fiscal year.

In addition,  the Company's core operations  continued to generate positive cash
flow  during  the  fourth  fiscal  quarter   ending   September  30,  2005,  not
withstanding  incremental costs incurred of approximately  $3.5 million relating to the audit  committee  investigation  and  related  matters  disclosed  by the
Company in August 2005.

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest producer and marketer of dry pasta in North America.  The
Company  has five  plants  that are  located  in  Excelsior  Springs,  Missouri;
Columbia, South Carolina; Tolleson, Arizona; Kenosha, Wisconsin and Verolanuova,
Italy. The Company has  approximately 600 employees located in the United States and Italy.

Alvarez & Marsal (A&M) was founded in 1983 by Tony Alvarez II and Bryan  Marsal,
and   is   a   global   professional   services   firm   providing   specialized
problem-solving,  management  and  advisory  services  to  companies  in need of performance  improvement in specific  financial and  operational  areas.  A&M is headquartered in New York City, with 600 people in 25 offices serving the United
States,  Europe,  Latin America and Asia. (For more information  about Alvarez &
Marsal, visit www.alvarezandmarsal.com or contact Rebecca Baker, 212-759-4433).

The statements made above in "Overview of Company Liquidity" are forward-looking and based on current expectations.  Actual future results or events could differ materially  from  those  anticipated  by such  forward-looking  statements.  The differences could be caused by a number of factors,  including,  but not limited to, the  completion  and findings of the  investigation  being  conducted by the
Company's Audit Committee and the willingness of the Company's  lenders to amend the terms of the  credit  agreement  or  provide  refinancing  of the  Company's indebtedness.  In addition, future operating results are impacted by a number of factors,  including but not limited to, our  dependence  on a limited  number of customers  for a  substantial  portion  of our  revenue,  our  ability to obtain necessary raw materials and minimize  fluctuations in raw material  prices,  the impact of the highly competitive  environment in which we operate,  our reliance exclusively on a single product category,  our ability to attract and retain key personnel,  and our ability to  cost-effectively  transport  our  products.  For additional  discussion of the principal  factors that could cause actual results to be materially different,  refer to our report on Form 10-K dated December 10,
2004 filed by the Company  with the  Securities  and  Exchange  Commission.  The
Company will not update any forward-looking  statements in this press release to reflect future events.

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